UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 6, 2011

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

35 Wilbur Street
Lynbrook, NY 11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INTRODUCTORY COMMENT

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective December 6, 2011, the Company’s Board of Directors (the “Board”), at the recommendation of the Nominating and Corporate Governance Committee, authorized an increase in the size of the Board from seven to eight directors and appointed Mr. George Gould to serve as a director in the second class of directors, with a term expiring at the Company’s annual meeting of stockholders in 2013. Mr. Gould was also appointed by the Board to serve as a member and co-chair of the Intellectual Property Committee and as the Board’s Intellectual Property Expert.

In connection with Mr. Gould’s appointment to the Board, the Board affirmatively determined that Mr. Gould qualifies as an “independent director” under the applicable rules and requirements of Nasdaq and the Securities and Exchange Act of 1934, as amended.

There is no agreement or understanding between Mr. Gould and any other person pursuant to which he was appointed to the Board. Neither Mr. Gould nor any of his immediate family has been a party to any transaction required to be disclosed under Item 404(a) of Regulation S-K.

In connection with Mr. Gould’s appointment to and service on the Board and the Intellectual Property Committee, Mr. Gould will be paid in accordance with the Company’s standard compensation arrangements for independent directors, which is described under the heading Director Compensation in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2011 (the “2011 Proxy Statement”). Mr. Gould will also receive an additional $10,000 annually for his service as the Board’s Intellectual Property Expert.

Also in accordance with the Company’s standard compensation policy for directors, as described under the heading Director Compensation in the Company’s 2011 Proxy Statement, at this time, the Company has not granted any options to Mr. Gould in connection with his appointment to the Board.

A press release announcing Mr. Gould’s appointment is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press release dated December 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2011	BIOSPECIFICS TECHNOLOGIES CORP.
——————————————————
(Registrant)

/s/ Thomas L. Wegman
——————————————————
Thomas L. Wegman
President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 9, 2011